                                                                    Exhibit 23.1

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports on Peak Healthcare, L.L.C. and West Suburban Kidney Center, S.C. dated March 13, 1998, in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-57191) of Everest Healthcare Services Corporation for the registration of $100,000,000 of 9 3/4% Senior Subordinated Notes due 2008.



Chicago, Illinois
August 25, 1998